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                        TARGET CAPITAL CORPORATION,

                                   Seller



                                    and



                      TARGET RECEIVABLES CORPORATION,

                                 Purchaser




                            AMENDED AND RESTATED
                       RECEIVABLES PURCHASE AGREEMENT



                         Dated as of April 28, 2000


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                          TABLE OF CONTENTS

                                                                   Page
                              ARTICLE I

                             DEFINITIONS

Section 1.1.      Definitions...................................... 2
Section 1.2.      Other Definitional Provisions...................  7

                             ARTICLE II

               PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.1.      Purchase......................................... 9
Section 2.2.      Addition of Additional Accounts................  11
Section 2.3.      Sale of Receivables to TCC.....................  13

                             ARTICLE III

                      CONSIDERATION AND PAYMENT

Section 3.1.      Purchase Price.................................  14
Section 3.2.      Adjustments to Purchase Price..................  15
Section 3.3.      Settlement and Ongoing Payment of
                    Purchase Price...............................  15

                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

Section 4.1.      Representations and Warranties of TCC
                    Relating to TCC............................... 17
Section 4.2.      Representations and Warranties of TCC
                    Relating to the Agreement and the
                    Receivables....................................19
Section 4.3.      Representations and Warranties of TRC........... 22

                              ARTICLE V

                              COVENANTS

Section 5.1.      TCC Covenants....................................24
Section 5.2.      Covenants of TCC with Respect to the Bank
                    Purchase Agreement.............................26

                             ARTICLE VI

                        REPURCHASE OBLIGATION

Section 6.1.      Reassignment of Ineligible
                    Receivables....................................28
Section 6.2.      Reassignment of Certificateholders'
                    Interest in Trust Portfolio................... 28
Section 6.3.      Conveyance of Reassigned Receivables.............29

                             ARTICLE VII

                        CONDITIONS PRECEDENT

Section 7.1.      Conditions to TRC's Obligations Regarding
                    Initial Receivables........................... 30
Section 7.2.      Conditions to TRC's Obligations Regarding
                    Additional Receivables........................ 31
Section 7.3.      Conditions Precedent to Obligations
                    of TCC........................................ 32

                            ARTICLE VIII

                    TERM AND PURCHASE TERMINATION

Section 8.1.      Term.............................................33
Section 8.2.      Purchase Termination.............................33

                             ARTICLE IX

                      MISCELLANEOUS PROVISIONS

Section 9.1.      Amendment....................................... 34
Section 9.2.      Governing Law; Jurisdiction..................... 34
Section 9.3.      Notices..........................................35
Section 9.4.      Severability of Provisions...................... 36
Section 9.5.      Assignment, Sale of Accounts.................... 36
Section 9.6.      Acknowledgement and Agreement of TCC............ 37
Section 9.7.      Further Assurances...............................38
Section 9.8.      No Waiver; Cumulative Remedies.................. 38
Section 9.9.      Counterparts.................................... 38
Section 9.10.     Binding Third-Party Beneficiaries............... 38
Section 9.11.     Merger and Integration.......................... 39
Section 9.12.     Headings........................................ 39
Section 9.13.     Schedules and Exhibits.......................... 39
Section 9.14.     Survival of Representations and
                    Warranties.................................... 39


                               EXHIBIT

Exhibit A -       Form of Supplemental Conveyance
Exhibit B -       Form of Revolving Note

                              SCHEDULE

Schedule 1 -      List of Accounts [Deemed Incorporated by
                  Reference]




            AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 28, 2000, by and between TARGET CAPITAL CORPORATION, a Minnesota corporation ("TCC"), and TARGET RECEIVABLES CORPORATION, a Minnesota corporation ("TRC").


                            W I T N E S S E T H:

            WHEREAS, TCC and TRC have heretofore executed and delivered a Receivables Purchase Agreement, dated as of September 13, 1995 (as amended, supplemented or otherwise modified, the "Original Receivables Purchase Agreement"), by and between Target Capital Corporation (formerly known as Dayton Hudson Capital Corporation), as the Seller, and Target Receivables Corporation (formerly known as Dayton Hudson Receivables Corporation), as the Purchaser;

            WHEREAS, the Seller, formerly known as Dayton Hudson Capital Corporation, has been renamed Target Capital Corporation and desires to amend and restate the Original Receivables Purchase Agreement to read in its entirety as set forth below;

            WHEREAS, the Purchaser, formerly known as Dayton Hudson Receivables Corporation, has been renamed Target Receivables Corporation and desires to amend and restate the Original Receivables Purchase Agreement to read in its entirety as set forth below;

            WHEREAS, TRC desires to purchase, from time to time, certain Receivables (hereinafter defined) arising in certain Accounts (hereinafter defined) of TCC;

            WHEREAS, TCC desires to sell from time to time and assign such Receivables to TRC upon the terms and conditions hereinafter set forth;

            WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by TRC to the Trust (hereinafter defined) in connection with the issuance of certain Certificates (hereinafter defined);

            WHEREAS, TCC agrees that all covenants and agreements made by TCC herein with respect to the Accounts (hereinafter defined) and Receivables shall also be for the benefit of the Trustee (hereinafter defined) and all holders of the Certificates;

            WHEREAS, Section 9.1 of the Original Receivables Purchase Agreement provides that TCC and TRC, without the consent of any of the Certificateholders, may amend the Original Receivables Purchase Agreement from time to time so long as (x) the Rating Agency Condition shall have been satisfied with respect to such amendment and (y) the Trustee shall have received an Opinion of Counsel that such amendments do not adversely affect in any material respect the interests of the Trustee or the Certificateholders; and

            WHEREAS, all conditions precedent to the execution of this Agreement have been complied with;

            NOW, THEREFORE, pursuant to Section 9.1 of the Original Receivables Purchase Agreement, TCC and TRC hereby agree that effective on and as of the date hereof, the Original Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

                              ARTICLE I

                             DEFINITIONS

            Section 1.1. Definitions. Each capitalized term used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning specified in the Pooling and Servicing Agreement. In addition, the following words and phrases shall have the following meanings:

            "Account" shall mean each Initial Account, each Automatic Additional Account and each Supplemental Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to TCC or its designee pursuant to Section 6.2 or to the Servicer pursuant to
Section 3.3 of the Pooling and Servicing Agreement and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the active computer records of RNB. The definition of Account shall include each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such Transferred Account can be traced or identified, by reference to or by way of the computer files, microfiche lists or printed lists delivered to TRC by TCC (and, in turn to the Trustee by TCC pursuant to Section 2.1 of the Pooling and Servicing Agreement), if applicable, as an account into which an Account has been transferred. The term "Account" shall be deemed to refer to an Automatic Additional Account or a Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

            "Addition Cut-Off Date" shall mean the date as of which any Supplemental Accounts or Participation Interests are designated by TRC for inclusion in the Trust, as specified in the related Assignment.

            "Addition Date" shall mean (i) with respect to Supplemental Accounts, the date on which the Receivables in such Supplemental Accounts are conveyed by TCC to TRC pursuant to Section 2.2, (ii) with respect to Automatic Additional Accounts, the date on which such accounts are created, and (iii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.2.

            "Addition Notice Date" shall have the meaning specified in
Section 2.2(b) of this Agreement.

            "Additional Accounts" shall mean an Automatic Additional Account or a Supplemental Account.

            "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

            "Automatic Addition Suspension Date" shall have the meaning specified in Section 2.2(a) of this Agreement.

            "Automatic Addition Termination Date" shall have the meaning specified in Section 2.2(a) of this Agreement.

            "Automatic Additional Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement between RNB and the related Obligor coming into existence (i) after the Initial Cut-Off Date and prior to the earlier of the Automatic Addition Termination Date or an Automatic Addition Suspension Date and (ii) following an Automatic Addition Suspension Date and after a Restart Date and prior to a subsequent Automatic Addition Suspension Date or any Automatic Addition Termination Date.

            "Bank Purchase Agreement" shall mean the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000, by and between RNB and TCC.

            "Capital Ratio" shall mean, as of any date, the ratio
(expressed as a percentage) computed by dividing (a) shareholder's equity in TRC by (b) total assets (as shown on TRC's balance sheet prepared in accordance with GAAP) plus the aggregate Invested Amount of Certificates which have not been retained by TRC as of such date.

            "Closing Date" shall mean September 13, 1995.

            "Conveyance" shall have the meaning specified in Section 2.1
(a).

            "Conveyance Papers" shall have the meaning specified in Section 4.1(c).

            "Credit Adjustment" shall have the meaning specified in Section
3.2.

            "Debtor Relief Laws" shall mean (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

            "Initial Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement between RNB and any Person existing on the Initial Cut-Off Date.

            "Initial Cut-Off Date" shall mean the close of business on June 30, 1995.

            "Insolvency Event" shall have the meaning specified in Section
8.2.

            "Minimum Capital Ratio" shall mean 5.50%, which percentage may be adjusted from time to time at the option of TRC if the Rating Agency Condition is satisfied with respect to Standard & Poor's.

            "New Principal Receivables" shall have the meaning set forth in
Section 3.1.

            "Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among RNB, as Servicer, TRC, as Transferor and the Trustee, and all amendments and supplements thereto.

            "Portfolio Reassignment Price" shall mean the portion of the amount payable by TRC to the Trustee pursuant to Section 2.6 of the Pooling and Servicing Agreement with respect to Receivables previously sold pursuant to this Agreement.

            "Purchase Price" shall have the meaning set forth in Section
3.1.

            "Purchased Assets" shall have the meaning set forth in Section
2.1.

            "Receivable" shall mean any amount owing from time to time by an Obligor under an Account, including amounts owing for purchases of goods and services, and amounts payable for Finance Charge Receivables (exclusive of Deferred Billing Fees and Merchant Fees). A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on RNB's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

            "Removal Date" shall mean the date for removal of the Removed Accounts and Participation Interests.

            "Removed Accounts" shall mean those Accounts which TRC may on any day of any Monthly Period, upon the satisfaction of certain conditions set forth in Section 2.10 of the Pooling and Servicing Agreement, require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by RNB and designated by TRC or Participation Interests.

            "Restart Date" shall have the meaning specified in Section 2.2(a) of this Agreement.

            "RNB" shall mean Retailers National Bank, a national banking association.

            "Settlement Statement" shall have the meaning specified in
Section 3.3 of this Agreement.

            "Subordinated Note" shall mean the subordinated revolving promissory note dated September 13, 1995 by Dayton Hudson Receivables Corporation to Dayton Hudson Capital Corporation or any successor subordinated revolving promissory note from TRC to TCC, substantially in the form of Exhibit B hereto.

            "Supplemental Accounts" shall have the meaning specified in
Section 2.2(b) of this Agreement.

            "Supplemental Conveyance" shall have the meaning set forth in
Section 2.2(b).

            "TCC" shall mean Target Capital Corporation (formerly known as Dayton Hudson Capital Corporation), a Minnesota corporation.

            "Transferred Account" shall have the meaning set forth in the definition of "Account."

            "TRC" shall mean Target Receivables Corporation (formerly known as Dayton Hudson Receivables Corporation), a Minnesota corporation.

            "Trust" shall mean the trust created by the Pooling and Servicing Agreement.

            "Trustee" shall mean Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, as, and acting in the capacity of, Trustee under the Pooling and Servicing Agreement, or its successor-in- interest, or any successor trustee appointed in accordance with the Pooling and Servicing Agreement.

            Section 1.2. Other Definitional Provisions. (a) Each capitalized term defined in this Agreement shall have the defined meaning when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (c) All determinations of the Principal Receivables or Finance Charge Receivables, and of any collections thereof, shall be made in accordance with the Pooling and Servicing Agreement and all applicable Supplements.

            (d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

            (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                             ARTICLE II

               PURCHASE AND CONVEYANCE OF RECEIVABLES

            Section 2.1. Purchase. (a) By execution of this Agreement, TCC does hereby sell, transfer, assign, set over and otherwise convey to TRC (collectively, the "Conveyance"), without recourse all of its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Initial Cut-Off Date and thereafter created from time to time and arising in the Initial Accounts and the Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts, and in each case, thereafter created from time to time until the termination of the Trust, (ii) any Merchant Fees and Deferred Billing Fees, (iii) all Recoveries allocable to the foregoing Accounts and all Recoveries which are identified as relating to specific Defaulted Receivables, (iv) all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as such term is defined in the UCC) thereof and (v) the Bank Purchase Agreement (collectively, the "Purchased Assets").

            (b) In connection with such Conveyance, TCC agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) and to take such other action with respect to the Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from TCC to TRC on and after the Closing Date, (ii) that such financing statements shall name TCC, as seller, and TRC, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to TRC (or to the Trustee, if TRC so directs) as soon as is practicable after filing.

            (c) In connection with such Conveyance, TCC further agrees that it will, at its own expense, (i) on (A) the Automatic Addition Termination Date or Automatic Addition Suspension Date, in the case of the Initial Accounts and any Additional Accounts designated pursuant hereto prior to such dates, (B) the applicable Addition Date, in the case of Supplemental Accounts, and (C) the applicable Removal Date, in the case of Removed Accounts, indicate in its computer files or microfiche or printed lists that Receivables purchased or to be purchased by it from RNB pursuant to the Bank Purchase Agreement have been (a) sold to TRC pursuant to this Agreement and (b) transferred by TRC to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders by including (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent to a Restart Date or deleting such code thereafter) in such computer files and microfiche or printed lists the code or other notation identifying each such Account and (ii) deliver to TRC on or prior to the date referred to in clauses (A), (B) or (C) above, as applicable, a computer file or microfiche or printed list containing a true and complete list of all such Accounts specifying for each such Account, as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date, in the case of clause (A) above, the applicable Addition Cut-Off Date, in the case of Supplemental Accounts, and the Removal Date, in the case of Removed Accounts, (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Such computer files or microfiche or printed lists, as supplemented from time to time to reflect Supplemental Accounts or Removed Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to TRC (or to the Trustee, if so directed by TRC) and marked as proprietary and confidential, and are hereby incorporated into and made a part of this Agreement. TCC further agrees not to alter the code or other notation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which TCC starts including Automatic Additional Accounts as Accounts or (z) TCC shall have delivered to TRC and the Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the respective interests of TRC and the Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement and the Pooling and Servicing Agreement, respectively.

            (d) It is the intention of the parties hereto that the conveyance of the Receivables and the other Purchased Assets by TCC to TRC as provided in this Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Receivables by TCC to TRC. Furthermore, it is not intended that such conveyance be deemed a pledge of the Receivables and the other Purchased Assets by TCC to TRC to secure a debt or other obligation of TCC. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and TCC hereby grants to TRC a "security interest" within the meaning of Article 9 of the UCC in all of TCC's right, title and interest in and to the Receivables and the other Purchased Assets and all amounts payable to the holders of the Receivables after the Closing Date in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to secure a loan in an amount equal to the Purchase Price of the Receivables.

            Section 2.2. Addition of Additional Accounts. (a) All accounts which meet the definition of Automatic Additional Accounts shall be included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to TRC upon purchase by TCC. For all purposes of this Agreement, all receivables of such Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions in the Pooling and Servicing Agreement of "Eligible Receivable" and "Eligible Account." TCC may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "Automatic Addition Termination Date") or suspend such inclusion as of any Business Day (an "Automatic Addition Suspension Date") until a future Business Day to be notified in writing by TCC to TRC (the "Restart Date"), by delivering to TRC ten days prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date or Automatic Addition Suspension Date. Promptly after an Automatic Addition Termination Date, an Automatic Addition Suspension Date or a Restart Date, TCC and TRC agree to execute and TCC agrees to record and file at its own expense an amendment to the financing statements referred to in Section 2.1(b) hereof to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or an Automatic Addition Suspension Date.

            (b) If, from time to time, TRC becomes obligated to designate supplemental accounts or Participation Interests pursuant to Section 2.9(a) of the Pooling and Servicing Agreement, then TRC shall give TCC written notice thereof on or before the eighth Business Day (the "Addition Notice Date") prior to the Addition Date therefor, and TCC shall on or before the Addition Date, designate sufficient Eligible Accounts (the "Supplemental Accounts") to be included as Accounts, or Participation Interests, as the case may be, so that after the inclusion thereof TRC will be in compliance with the requirements of Section 2.9 of the Pooling and Servicing Agreement; provided, however, that the failure of TCC to transfer Receivables to TRC as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement. Additionally, subject to Section 2.9(b) of the Pooling and Servicing Agreement, from time to time, Accounts may be designated to be included as Supplemental Accounts or Participation Interests may be designated to be included as Trust Assets, in either case upon the mutual agreement of TCC and TRC. In either event, TCC or its designee shall have sole responsibility for selecting such Supplemental Accounts or Participation Interests. In the case of Supplemental Accounts, TCC shall on or prior to the Addition Date therefor execute and deliver to TRC a written assignment from TCC to TRC in substantially the form of Exhibit A (the "Supplemental Conveyance"). Upon such designation, such Supplemental Accounts shall be deemed to be Accounts hereunder.

            Section 2.3. Sale of Receivables to TCC. In the event any Receivables are sold by TRC to TCC, the purchase price for such Receivables shall equal the greater of (i) the fair market value (as of the date of the sale) of such Receivables and (ii) the amount of the Principal Receivables to be sold.

                             ARTICLE III

                      CONSIDERATION AND PAYMENT

            Section 3.1. Purchase Price. (a) The "Purchase Price" for the Receivables which came into existence on or prior to the Closing Date conveyed to TRC under this Agreement shall be payable on the Closing Date and shall be an amount equal to 100% of Principal Receivables and Finance Charge Receivables so conveyed. The Purchase Price for the Receivables (including Receivables in Additional Accounts) to be conveyed to TRC under this Agreement that are created on any Business Day after the Closing Date shall be payable on the Distribution Date following the Monthly Period during which such Receivables are conveyed by TCC to TRC in an amount equal to 100% of the Principal Receivables so conveyed (the "New Principal Receivables"), the Purchase Price to be adjusted from time to time with respect to New Principal Receivables originated thereafter to reflect such factors as TCC and TRC mutually agree will result in a Purchase Price determined to approximate the fair market value of such New Principal Receivables.

            (b) The Purchase Price to be paid by TRC with respect to the Receivables on the Closing Date and with respect to each Receivable created thereafter shall be paid (i) in cash, (ii) with the consent of TRC, by means of capital contributed by TCC to TRC in the form of a contribution of the Receivables, (iii) with the consent of TCC, by issuance to TCC of a Subordinated Note or by increase in the amount outstanding thereunder, or
(iv) any combination of the foregoing, in each case in accordance with
Section 3.3.

            (c) To the extent that TRC shall not have paid before, or shall not have available to it, cash in U.S. dollars in same day funds sufficient to pay (or cause to be paid) to TCC the Purchase Price for Receivables that have been newly created during a Monthly Period, the remainder of the Purchase Price shall be paid on each Distribution Date by increasing the principal amount of the Subordinated Note by an amount equal to such insufficiency; provided, however, that to the extent that any such increase in the principal amount of the Subordinated Note would cause the Capital Ratio as of the end of the preceding Monthly Period to be less than the Minimum Capital Ratio as of the end of the preceding Monthly Period, Receivables having an outstanding balance of Principal Receivables sufficient to avoid the Capital Ratio being less than the Minimum Capital Ratio shall be deemed contributed to the capital of TRC by TCC; provided, further, that the portion of the Purchase Price paid on such Distribution Date with a Subordinated Note as of the end of the preceding Monthly Period shall not cause (a) the sum of (i) the principal amount of the Subordinated Note and (ii) the outstanding principal amount of all certificates issued by the Trust that are or may be classified as debt for federal income tax purposes, net of amounts in the principal funding accounts for all Series of certificates, to exceed (b) 80% of (x) the aggregate amount of Principal Receivables and amounts on deposit in the Special Funding Account minus (y) the principal amount of any Supplemental Certificate, Participation Interest and any other interest in the Transferor's Interest not held by the Transferor.

            Section 3.2. Adjustments to Purchase Price. The Purchase Price with respect to any Receivable previously sold to TRC by TCC which has since been reduced by TCC or the Servicer because of a rebate, refund, unauthorized charge or billing error to a cardholder because such Receivable was created in respect of merchandise that was refused or returned by a cardholder during any Monthly Period shall be reduced on the following Determination Date by the amount of such adjustment (a "Credit Adjustment").

            Section 3.3. Settlement and Ongoing Payment of Purchase Price. On each Distribution Date under the Pooling and Servicing Agreement, TCC shall deliver a settlement statement (the "Settlement Statement") to TRC, showing the aggregate Purchase Price of Receivables conveyed to TRC during the prior Monthly Period, the portion thereof paid in cash, the portion represented by an increase in the Subordinated Note and the portion represented by a capital contribution, and the amount which remains unpaid as Credit Adjustments made with respect to such prior Monthly Period pursuant to Section 3.2 hereof and any adjustment to the Purchase Price of Receivables with respect to such Monthly Period pursuant to Section 6.1 hereof. Any cash balance due from TRC to TCC shall be paid in cash in immediately available funds to TCC or TCC shall convey such amount as a capital contribution to TRC or the outstanding balance of the Subordinated Note shall be increased to reflect such unpaid balance or a combination of the foregoing shall occur, and any balance due from TCC to TRC shall be paid in immediately available funds to TRC. To the extent that TCC has received an amount greater than the Purchase Price of such Receivables, TCC shall first apply such amount to the payment of the unpaid principal of the Subordinated Note, if any. If, after giving effect to any such payment in respect of the Subordinated Note, TCC has received an amount greater than the Purchase Price, TCC shall retain such amounts and, at the option of TRC
(x) issue its note to TRC with terms substantially similar to the terms of the Subordinated Note or (y) subject to applicable legal restrictions and the Minimum Capital Ratio, elect to treat such amounts as a dividend or return of capital to TCC.

                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

            Section 4.1. Representations and Warranties of TCC Relating to TCC. TCC hereby represents and warrants to, and agrees with, TRC as of the Closing Date and on each Addition Date, that:

            (a) Organization and Good Standing. TCC is a corporation validly existing in good standing under the laws of the State of Minnesota, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Qualification. TCC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of TRC or the Investor Certificateholders.

            (c) Due Authorization. The execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the ("Conveyance Papers") and the consummation of the transactions provided for in this Agreement or any other Conveyance Papers have been duly authorized by all necessary corporate action on the part of TCC.

            (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by TCC, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to TCC will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which TCC is a party or by which it or any of its properties are bound.

            (e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by TCC and the fulfillment by TCC of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to TCC.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of TCC, threatened against TCC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of TCC, would materially and adversely affect the performance by TCC of its obligations under this Agreement or any of the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under United States Federal or applicable state income or franchise tax systems.

            (g) All Consents. All approvals, authorizations, consents, orders or registrations or declarations with any Person or any governmental body or official required in connection with the execution and delivery by TCC of this Agreement or any of the Conveyance Papers and the performance of the transactions contemplated by this Agreement or any of the Conveyance Papers by TCC have been duly obtained, effected or given and are in full force and effect.

            (h) Insolvency. TCC is not insolvent and no Insolvency Event with respect to TCC has occurred, and the transfer of the Receivables by TCC to TRC contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.

            The representations and warranties set forth in this Section
4.1 shall survive the transfer and assignment of the Receivables to TRC. Upon discovery by TCC or TRC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery. TCC agrees to cooperate with TRC and the Trustee in attempting to cure any such breach.

            Section 4.2. Representations and Warranties of TCC Relating to the Agreement and the Receivables.

            (a) Representations and Warranties. TCC hereby represents and warrants to TRC as of the date of this Agreement, as of the Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

            (i) this Agreement and, in the case of Supplemental Accounts, the related Supplemental Conveyance, when executed and delivered on behalf of TCC, each constitute a valid and binding obligation of TCC enforceable against TCC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (ii) as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date, and as of each subsequent Addition Date with respect to Supplemental Accounts, Schedule I to this Agreement and the related computer file, microfiche list or printed list delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date or such applicable Additional Cut-Off Date, as the case may be;

            (iii) TCC is the legal and beneficial owner of all right, title and interest in and to each Receivable, TCC has the full right, power and authority to transfer the Receivables pursuant to this Agreement; and each Receivable conveyed to TRC by TCC has been conveyed to TRC free and clear of any Lien of any Person claiming through or under TCC or any of its Affiliates (other than Liens permitted under Section 5.1(b)) and in compliance, in all material respects, with all Requirements of Law applicable to TCC;

            (iv) all authorizations, consents, orders, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TCC in connection with the conveyance of such Receivable to TRC have been duly obtained, effected or given and are in full force and effect;

            (v) this Agreement or, in the case of Supplemental Accounts, the related Supplemental Conveyance, upon execution and delivery on behalf of TCC, constitutes a valid absolute sale and assignment to TRC of all right, title and interest of TCC in and to the Receivables and the other Purchased Assets, all monies due or to become due with respect thereto and all proceeds thereof, and, in the case of Supplemental Accounts, the related Supplemental Conveyance, will constitute, at the time of such addition, an absolute sale of such property and the proceeds thereof. Upon the filing of the financing statements pursuant to Section 2.1(a) and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, TRC shall have a first-priority perfected security interest (as defined in the UCC) in such property and proceeds (as defined in the UCC) except for Liens permitted by Section 5.1(b);

            (vi) except as otherwise expressly provided in this Agreement, the Pooling and Servicing Agreement or any Supplement, neither TCC nor any Person claiming through or under TCC has any claim to or interest in the Collection Account, the Special Funding Account, any Series Account or any Enhancement;

            (vii) on the Initial Cut-Off Date, with respect to each Initial Account, on the date of its creation, with respect to each Automatic Additional Account and, on the applicable Addition Cut-Off Date, with respect to each related Supplemental Account each Account classified as an "Eligible Account" by TCC in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by TCC in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable;

            (viii) on the Initial Cut-Off Date, each Receivable then existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

            (ix) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable.

            (b) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Receivables to TRC. Upon discovery by either TCC or TRC of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. TCC hereby acknowledges that TRC intends to rely on the representations hereunder in connection with representations made by TRC to secured parties, assignees or subsequent transferees including but not limited to transfers made by TRC to the Trust pursuant to the Pooling and Servicing Agreement. TCC agrees to cooperate with TRC and the Trustee in attempting to cure any such breach.

            Section 4.3. Representations and Warranties of TRC. As of the Closing Date, TRC hereby represents and warrants to, and agrees with, TCC that:

            (a) Organization and Good Standing. TRC is a corporation validly existing in good standing under the laws of the State of Minnesota and has full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

            (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by TRC by all necessary corporate action on the part of TRC.

            (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TRC is a party or by which it or any of its properties are bound.

            (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by TRC and the fulfillment of the terms contemplated herein and therein applicable to TRC will not conflict with or violate any Requirements of Law applicable to TRC.

            (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of TRC, threatened against TRC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of TRC, would materially and adversely affect the performance by TRC of its obligations under this Agreement or any of the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers.

            (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRC in connection with the execution and delivery by TRC of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers or the fulfillment of the terms of this Agreement and the Conveyance Papers by TRC have been duly obtained, effected or given and are in full force and effect.

            The representations and warranties set forth in this Article IV shall survive the Conveyance of the Receivables to TRC and termination of the rights and obligations of TRC and TCC under this Agreement. Upon discovery by TRC or TCC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

                              ARTICLE V

                              COVENANTS

            Section 5.1. TCC Covenants. TCC hereby covenants and agrees with TRC as follows:

            (a) Receivables not to be Evidenced by Promissory Notes. Except in connection with the enforcement or collection of an Account, TCC will take no action to cause any Receivable transferred by it pursuant hereto to be evidenced by any "instrument," other than an instrument that, taken together with one or more other writings constitutes chattel paper (as such terms are defined in the UCC) and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with Section 6.1.

            (b) Security Interests. Except for the conveyances hereunder or as otherwise provided herein, TCC will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; and TCC will immediately notify TRC of the existence of any Lien on any Receivable; and TCC shall defend the right, title and interest of TRC in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under TCC; provided, however, that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit TCC from suffering to exist upon any of the Receivables any Lien for taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) TCC's Interest. Except for the conveyances hereunder and in connection with any transaction permitted pursuant to Section 9.5 of the Pooling and Servicing Agreement, TCC hereby agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Accounts and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

            (d) Delivery of Collections or Recoveries. If TCC receives Collections or Recoveries, TCC agrees to pay to TRC (or to the Servicer if TRC so directs) all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by TCC.

            (e) Notice of Liens. TCC shall notify TRC promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or any Lien permitted under Section 5.1(b) hereof or Section 2.7(b) of the Pooling and Servicing Agreement.

            (f) Documentation of Transfer. TCC shall cause to be executed, delivered and/or filed any documents (including financing statements and/or continuation statements under the UCC) that would be necessary to perfect and maintain the security interest in and to the Purchased Assets contemplated by this Agreement.

            (g) Approval of Official Records. The execution, delivery and performance of TCC's obligations under this Agreement, and the transactions contemplated hereby, have been duly approved by TCC's Board of Directors.

            (h) Sale. TCC agrees to treat the Conveyance, for all purposes (including all relevant tax and financial accounting purposes) as a sale on all federal and state tax returns, financial statements and other applicable documents.

            (i) Continuous Perfection. TCC shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless TCC shall have delivered to TRC at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. TCC shall not change its chief executive office or change the location of its principal records concerning the Receivables or the Collections unless it has delivered to TRC at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of TRC in the Receivables and other Purchased Assets to continue to be perfected with the priority required by this Agreement.

      Section 5.2. Covenants of TCC with Respect to the Bank Purchase Agreement. TCC, in its capacity as purchaser of the Receivables from RNB pursuant to the Bank Purchase Agreement, hereby covenants that TCC will at all times enforce the covenants and agreements of RNB in the Bank Purchase Agreement, including, without limitation, covenants to the effect set forth below.

            (a) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirement of Law or (y) as is deemed by RNB in its sole discretion to be appropriate, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or reduce other fees charged on any of the Accounts if, either
(a) as a result of such reduction it is reasonably expected that such reduction will cause an Early Amortization Event to occur with respect to a Series or (b) such reduction (x) if RNB owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by RNB that have characteristics the same as or substantially similar to the Receivables that are the subject of such reduction and (y) if RNB does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

            (b) Credit Card Agreements and Guidelines. RNB shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect the rights of TCC hereunder, the rights of TRC under the TRC Purchase Agreement and the rights of the Trust or the Certificateholders under the Pooling and Servicing Agreement or the Certificates. Subject to compliance with all Requirements of Law, RNB may not change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) if, either (a) as a result of such change it is reasonably expected that such change will cause an Early Amortization Event to occur with respect to a Series or (b) such change (x) if RNB owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by RNB that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if RNB does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

                             ARTICLE VI

                        REPURCHASE OBLIGATION

            Section 6.1. Reassignment of Ineligible Receivables. In the event that (x) any representation or warranty under Section 4.2(a)(ii),
(iii), (iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or any related Account, and (y) the Receivable to which such untrue or incorrect representation or warranty relates is given a value of zero for purposes of determining the aggregate Principal Receivables under the terms of the Pooling and Servicing Agreement, TCC shall pay to TRC an amount in cash equal to the Purchase Price, adjusted for any Collections received, paid for any such Ineligible Receivable by TRC to TCC. Such amount may be offset against any amounts due from TRC to TCC with respect to the Purchase Price for Receivables sold to TRC on such day; provided, however, that TCC shall not be obligated to make any such cash payment until the Distribution Date following a Monthly Period with respect to amounts owing for such Monthly Period, which payment shall be made in accordance with Section 3.3. The obligation of TCC set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition in the Pooling and Servicing Agreement of Eligible Receivable with respect to such Receivable available to TRC and TRC shall not be obligated to transfer any such Receivable to TCC.

            Section 6.2. Reassignment of Certificateholders' Interest in Trust Portfolio. In the event any representation or warranty set forth in
Section 4.1(a) or (c) or Section 4.2(a)(i), (v) or (vi) is not true and correct in any material respect and as a result thereof TRC is required to accept a reassignment of the Receivables transferred to the Trust by TRC pursuant to Section 2.6 of the Pooling and Servicing Agreement, TCC shall be obligated to accept a reassignment of TRC's interest in such Receivables on the terms set forth below.

            TCC shall pay to TRC by depositing in the Collection Account in same-day funds, not later than 10:00 A.M. New York City time, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Portfolio Reassignment Price.

            Section 6.3 Conveyance of Reassigned Receivables. Upon the request of TCC, TRC shall execute and deliver to TCC a reconveyance substantially in such form and upon such terms as shall be acceptable to TCC, pursuant to which TRC evidences the conveyance to TCC of all of TRC's right, title, and interest in any Receivables reconveyed to TCC pursuant to Sections 6.1 and 6.2. TRC shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as TCC may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.

                             ARTICLE VII

                        CONDITIONS PRECEDENT

            Section 7.1. Conditions to TRC's Obligations Regarding Initial Receivables. The obligations of TRC to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of TCC contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on such date;

            (b) All information concerning the Initial Accounts provided to TRC shall be true and correct in all material respects as of the Initial Cut-Off Date;

            (c) TCC shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

            (d) TCC shall have recorded and filed, at its expense, with respect to the Initial Accounts and Automatic Additional Accounts on or prior to the Closing Date and with respect to Supplemental Accounts on or prior to the applicable Addition Date of Receivables in such Accounts, any UCC-1 or other financing statement with respect to the Receivables then existing and thereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as would be necessary or advisable to perfect or evidence the sale of the Receivables from TCC to TRC, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to TRC;

            (e) On or before the Closing Date, TRC and the Trustee shall have entered into the Pooling and Servicing Agreement, TRC, RNB and the Trustee shall have entered into the Participation Supplement and the closing under each such agreement shall take place simultaneously with the initial closing hereunder; and

            (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TRC, and TRC shall have received from TCC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as TRC may reasonably have requested.

            Section 7.2. Conditions to TRC's Obligations Regarding Additional Receivables. The obligations of TRC to purchase any Receivables created on or after the Closing Date, shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of TCC contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such purchase;

            (b) All information (concerning any Account to which such Receivables relate) provided or to be provided to TRC shall be true and correct in all material respects on the date of such purchase;

            (c) On and after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (and in such latter case, until a Restart Date), TCC shall have indicated in its computer files, microfiche list or printed list that such Receivables (created in respect of any Account to which such Receivables relate) have been sold to TRC in accordance with this Agreement and transferred to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders; and

            (d) TCC shall have recorded and filed, at its expense, with respect to the Initial Accounts and Automatic Additional Accounts on or prior to the Closing Date, with respect to Automatic Additional Accounts created on and after a Restart Date, on or prior to such Restart Date, and with respect to Supplemental Accounts on or prior to the applicable Addition Date of Receivables in such Accounts, any UCC-1 or other financing statement with respect to such Receivables in any Accounts in connection with the transfer of accounts (as defined in Section 9-106 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as may be necessary or advisable to perfect or evidence the sale of such Receivables from TCC to TRC, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to TRC.

            Section 7.3. Conditions Precedent to Obligations of TCC. The obligations of TCC to sell on any date Receivables shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of TRC contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such sale;

            (b) Payment or provision for payment of the Purchase Price in accordance with the provision of Sections 3.1, 3.2 and 3.3 hereof shall have been made; and

            (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TCC, and TCC shall have received from TRC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as TCC may reasonably have requested.

                                ARTICLE VIII

                       TERM AND PURCHASE TERMINATION

            Section 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement.

            Section 8.2. Purchase Termination. If TCC shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of TCC in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of TCC or for any substantial part of TCC's property, or for the winding-up or liquidation of TCC's affairs and, if instituted against TCC, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or if TCC shall commence a voluntary case under any Debtor Relief Law, or if TCC shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or TCC or any subsidiary of TCC shall have taken any corporate action in furtherance of any of the foregoing actions (each an "Insolvency Event"); then TCC shall immediately cease to transfer Principal Receivables to TRC and shall promptly give notice to TRC and the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to TRC of additional Principal Receivables, Principal Receivables transferred to TRC prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of TRC transferable by TRC to the Trust pursuant to the Pooling and Servicing Agreement.

                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

            Section 9.1. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by TRC and TCC in accordance with this section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by TRC and TCC (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers that shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the Purchase Price, (v) to change, modify, delete or add any other obligation of TCC or TRC and (vi) to provide for the transfer by TCC or TRC of its interest in and to all or part of the Accounts in accordance with the provisions of the Pooling and Servicing Agreement (if such transfer is for less than all of the Accounts, the respective rights, duties and obligations of TRC, TCC and the Servicer will be determined at the time of such transfer); provided, however, that no amendment pursuant to clause (v) of this Section 9.1 shall be effective unless TCC and TRC have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Trustee) adversely affect in any material respect the interests of the Trustee or the Certificateholders, unless the Trustee shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

            SECTION 9.2. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. [Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to its respective address set forth in
Section 9.3 (or to the agent of such party appointed and maintained in the State of Delaware as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the federal courts sitting in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.]

            Section 9.3. Notices. (a) All demands, notices, instructions, directions and communications (collectively, ("Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission to (i) in the case of TRC, to Target Receivables Corporation, 80 South Eighth Street, 14th Floor, Suite 1401, Minneapolis, Minnesota 55402, Attention of Treasurer (facsimile no.
(612) 370-5508), (ii) in the case of TCC, to Target Capital Corporation, 777 Nicollet Mall, Minneapolis, Minnesota 55402, Attention of Treasurer (facsimile no. (612) 370-5508) and (iii) in the case of the Trustee, to Norwest Bank Minnesota, National Association, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069, Attention of Joseph Travis (facsimile no. (612) 667- 9825), (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention of ABS Monitoring Department 4th Floor (facsimile no. 212-553-4600) and (v) in the case of Standard & Poor's, to 55 Water Street, New York, New York 10041, Attention of Asset Backed Group (facsimile no. 212-_______).

            Section 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

            Section 9.5. Assignment, Sale of Accounts. (a) Notwithstanding anything to the contrary contained herein, except as set forth in Section 9.5(b) and other than TRC's assignment of its right, title, and interest in, to, and under this Agreement to the Trustee for the benefit of the Certificateholders as contemplated by the Pooling and Servicing Agreement and Section 9.6 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto.

            (b) Notwithstanding the provisions of Section 9.5(a) hereof, TCC may assign, convey and transfer its interest in the receivables arising under the consumer open end card accounts owned by RNB, which may include the Accounts, and its interest in any Participation Interests (collectively, the "Assigned Assets"), together with obligations under this Agreement or relating to the transactions contemplated hereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with TCC, and TCC may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the Certificateholders, in each case upon satisfaction of the following conditions:

            (i) the Assuming Entity, TCC and the Trustee shall have entered into an assumption agreement (the "Assumption Agreement") providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts to TRC, and TCC shall have delivered to TRC and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such assumption and transfer comply with this Section, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (ii) TCC or the Assuming Entity shall have delivered to the Trustee copies of UCC-1 financing statements covering such Accounts to perfect TRC's interest in the Receivables arising herein and any Conveyance Papers or Supplemental Conveyance;

            (iii) TRC shall have received written notice that the Rating Agency Condition has been satisfied with respect to such transfer and assumption and shall have delivered copies of each such written notice to the Servicer and the Trustee;

            (iv) TRC shall have received an opinion of Counsel with respect to clauses (i) and (ii) above and as to certain other matters that TRC may specify; and

            (v) the Trustee shall have received a Tax Opinion.

            Notwithstanding such assumption, TCC shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity hereunder prior to such transfer.

            Section 9.6. Acknowledgement and Agreement of TCC. By execution below, TCC expressly acknowledges and agrees that all of TRC's right, title, and interest in, to, and under this Agreement, including, without limitation, all of TRC's right, title, and interest in and to the Receivables purchased pursuant to this Agreement, will be assigned by TRC to the Trustee for the benefit of the Certificateholders, and TCC consents to such assignment. Additionally, TCC agrees for the benefit of the Trustee that any amounts payable by TCC to TRC hereunder which are to be paid by TRC to the Trustee for the benefit of the Certificateholders shall be paid by TCC, on behalf of TRC, directly to the Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior business day in next-day funds.

            Section 9.7. Further Assurances. TRC and TCC agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any UCC financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

            Section 9.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of TRC or TCC, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 9.9. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 9.10. Binding Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto intend that the Trustee shall be a third-party beneficiary of this Agreement.

            Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

            Section 9.12. Headings. The headings set forth herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

            Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Assignment, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by TRC to the Trustee pursuant to the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, TRC and TCC have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                             TARGET RECEIVABLES CORPORATION


                             By  /s/ Stephen C. Kowalke
                                -----------------------
                                Name:  Stephen C. Kowalke
                                Title: Vice President and
                                       Treasurer

                             TARGET CAPITAL CORPORATION


                             By  /s/ Stephen C. Kowalke
                                -----------------------
                                Name:  Stephen C. Kowalke
                                Title: Treasurer



                                                            EXHIBIT A

                      FORM OF SUPPLEMENTAL CONVEYANCE

                 (As required by Section 2.2 of the Amended
                and Restated Receivables Purchase Agreement)


            SUPPLEMENTAL CONVEYANCE NO. ______ dated as of
_________________, by and between TARGET CAPITAL CORPORATION, as seller ("TCC"), and TARGET RECEIVABLES CORPORATION, as purchaser ("TRC"), pursuant to the Receivables Purchase Agreement referred to below.


                             WITNESSETH:

            WHEREAS, TCC and TRC are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

            WHEREAS, pursuant to the Receivables Purchase Agreement, TCC wishes to designate Supplemental Accounts to be included as Accounts and TCC wishes to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to TRC pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement); and

            WHEREAS, TRC is willing to accept such designation and conveyance subject to the terms and conditions hereof.

            NOW, THEREFORE, TCC and TRC hereby agree as follows:

            1. Defined Terms. Each capitalized term used herein shall have the meanings specified in the Receivables Purchase Agreement unless otherwise defined herein.

            "Addition Date" shall mean, with respect to the Supplemental Accounts designated hereby, _________, ____.

            2. Designation of Supplemental Accounts. TCC delivers herewith a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Supplemental Accounts and specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche list or printed list shall be, as of the date of this Supplemental Conveyance, incorporated into and made part of this Supplemental Conveyance and is marked as Schedule I to this Supplemental Conveyance.

            3.  Conveyance of Receivables.

                  (a) TCC does hereby sell, transfer, assign, set over and otherwise convey to TRC (collectively, the "Conveyance"), without recourse, all of its right, title and interest in, to and under the Receivables generated by such Supplemental Accounts, now existing and hereafter created, all Recoveries allocable to such Supplemental Accounts and all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in Article 9 of the UCC) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by TRC of any obligation of the Servicer, TCC or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto.

                  (b) In connection with the Conveyance, TCC agrees to record and file, at its own expense, one or more UCC financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, now existing and hereafter created, for the sale of accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as may be necessary or advisable to perfect or evidence the sale and assignment of the Receivables to TRC, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to TRC.

            (c) In connection with such sale, TCC further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files, microfiche list or other records that all Receivables created in connection with the Supplemental Accounts designated hereby have been conveyed to TRC pursuant to this Supplemental Conveyance.

            4. Acceptance by TRC. Subject to the satisfaction of the conditions set forth in Section 6 of this Supplemental Conveyance, TRC hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to TRC pursuant to
Section 3(a) of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. TRC further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, TCC delivered to TRC (or to the Trustee if TRC has so directed) the computer file, microfiche list or printed list described in Section 2 of this Supplemental Conveyance.

            5. Representations and Warranties of TCC. TCC hereby represents and warrants to TRC as of the date of this Supplemental Conveyance and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This
Supplemental Conveyance constitutes a legal, valid and binding obligation of TCC enforceable against TCC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity;

                  (b) Eligibility of Accounts. Each Supplemental Account designated hereby is an Eligible Account;

                  (c) Selection Procedures. No selection procedure was utilized by TCC which would result in a selection of Supplemental Accounts that would have a result that would be materially less favorable to the interests of TRC or the Investor Certificateholders of any Series as of the Addition Date than a random selection;

                  (d) Insolvency. TCC is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Supplemental Conveyance, will not be insolvent;

                  (e) Sale of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to TRC of all right, title and interest of TCC in the Receivables and other Purchased Assets now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the "Proceeds" (as defined in the UCC) thereof, relating thereto;

                  (f) No Conflict. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TCC is a party or by which it or its properties are bound;

                  (g) No Violation. The execution and delivery of this Supplemental Conveyance by TCC, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to TCC will not conflict with or violate any Requirements of Law applicable to TCC;

                  (h) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of TCC, threatened against TCC before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Receivables Purchase Agreement or this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Receivables Purchase Agreement or this Supplemental Conveyance,
(iii) seeking any determination or ruling that, in the reasonable judgment of TCC, would materially and adversely affect the performance of TCC of its obligations under the Receivables Purchase Agreement or this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

                  (i) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by TCC in connection with the execution and delivery of this Supplemental Conveyance by TCC and the performance of the transactions contemplated by this Supplemental Conveyance by TCC, have been obtained.

            6. Conditions Precedent. The acceptance of TRC set forth in
Section 4 of this Supplemental Conveyance is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by TCC in Section 5 of this Supplemental Conveyance shall be true and correct in all material respects as of the date of this Supplemental Conveyance and as of the Addition Date;

                  (b) Officer's Certificate. TCC shall have delivered to TRC an Officer's Certificate confirming that (i) the Supplemental Accounts shall be Eligible Accounts [or specify which, if any, of such Accounts are not Eligible Accounts] and (ii) (A) no selection procedure was utilized by TCC or TRC which would result in a selection of Supplemental Accounts that would have a result that would be materially less favorable to the interests of the Investor Certificateholders of any Series as of the Addition Date than a random selection; and (B) the list of Supplemental Accounts, as of the Additional Cut-Off Date, is a true and complete schedule identifying all such Supplemental Accounts and specifies for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account; and

                  (c) Additional Information. TCC shall have delivered to TRC such information as was reasonably requested by TRC to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of this Supplemental Conveyance.

            7. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

            8. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.


                             TARGET RECEIVABLES
                               CORPORATION


                             By_____________________________________________
                                Name:
                                Title:


                             TARGET CAPITAL CORPORATION


                             By_____________________________________________
                                Name:
                                Title:



                                                              Schedule I to
                                                               Supplemental
                                                                 Conveyance



                        Supplemental Accounts




                                                            EXHIBIT B

                       FORM OF REVOLVING NOTE

                           REVOLVING NOTE


      This Revolving Note, dated as of ____________, ____, by TARGET RECEIVABLES CORPORATION (formerly known as Dayton Hudson Receivables Corporation), a Minnesota corporation (the "Borrower") to TARGET CAPITAL CORPORATION (formerly known as Dayton Hudson Capital Corporation), a Minnesota corporation (the "Lender").

      The Lender and the Borrower have entered into an Amended and Restated Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of April 28, 2000 providing for the purchase from time to time by the Borrower of certain receivables generated from time to time in a portfolio of consumer open end credit card accounts (the "Receivables"). Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

            1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at 777 Nicollet Mall, Minneapolis, Minnesota 55402, the principal amount of $________________ (the "Initial Loan") or so much of the aggregate principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note as remains unpaid, as shown in the schedule attached hereto and any continuations thereof, on the day which is one year and a day after the payment in full of the Transferor Amount and all Invested Amounts of each Series issued pursuant to the Pooling and Servicing Agreement (the "Maturity Date"). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

            2. The Loans. (a) From time to time between the date of this Note and the Maturity Date, and subject to the restrictions on lending under this Note contained in the Receivables Purchase Agreement, the Lender may lend to the Borrower additional sums (each a "Loan" and, together with the Initial Loan, the "Loans"), as provided herein.

                  (b) The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder.

                  (c) When the Borrower requests a Loan in connection with the acquisition of any Receivables, the Borrower shall notify the Lender by telephone specifying the amount and the date on which such Loan is requested. Unless otherwise specified, the maturity of each such Loan shall be the Maturity Date.

                  (d) The Lender agrees that on each Distribution Date, the Lender shall determine whether the Capital Ratio as of the end of the preceding Monthly Period equaled or exceeded the Minimum Capital Ratio. If, as of any such date, the Capital Ratio was less than the Minimum Capital Ratio, from and after the date of such determination the Lender shall not increase the principal amount of this Revolving Note until the Capital Ratio is at least equal to the Minimum Capital Ratio.

                  (e) The Lender agrees that the portion of the Purchase Price paid with this Revolving Note shall not cause (a) the sum of (i) the principal amount of this Revolving Note and (ii) the outstanding principal amount of all certificates issued by the Trust that are or may be classified as debt for federal income tax purposes to exceed (b) 80% of (x) the aggregate amount of Principal Receivables and amounts on deposit in the Special Funding Account minus (y) the principal amount of any Supplemental Certificate, Participation Interest and any other interest in the Transferor's Interest not held by the Transferor.

            3. Interest. Each Loan shall bear interest which shall be calculated as the arithmetic mean of the beginning and ending principal balances for such month, from the date hereof until this Revolving Note is fully paid, at a monthly rate equal to one-twelfth of the Federal Funds rate near closing bid as published in the Wall Street Journal on the fifteenth of that month, or the next Business Day if the fifteenth is not a Business Day. Interest shall be due and payable semi-annually on the last day of April and October of each year (each, an "Interest Payment Date"), commencing on April 30, 1996. Interest is based on twelve 30-day months.

            4. Payment. Subject to the limitations on payment set forth in
Section 5 hereof, the Lender shall be entitled to and may require the Borrower to, make a payment of the loans, in whole or in part, on any day upon providing one Business Day's written notice to the Borrower.

            5. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness, that such obligations may only be satisfied to the extent of cash or other assets of the Borrower then available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. "Senior Indebtedness" means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person including, for this purpose, all obligations of the Borrower under capitalized leases or purchase money mortgages, and, in each such case, all renewals, extensions and refundings thereof including, without limitation, all obligations of the Borrower arising under or in respect of the Pooling and Servicing Agreement; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof of thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinate in right of payment to this Note. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.

            6. Acceleration Upon Certain Events. The Borrower's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinate as hereinabove set forth.

            7. Effect of Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.

            8. Upon Whom Binding. The provisions of this Note shall be binding upon the Lender, its successors and assigns and upon the Borrower.

            9. GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE IN ALL RESPECTS.

            10. Cancellation. This Note shall not be subject to cancellation by either party.

            11. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.

            12. Assignment. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

            13. No Bankruptcy Petition Against the Borrower. The Lender (in its capacity as Lender, but in no other capacity), by its acceptance of this Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Transferor Amount and all Invested Amounts of all Series issued pursuant to the Pooling and Servicing Agreement, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

                              TARGET RECEIVABLES
                                CORPORATION



                              By:________________________
                              Title:_____________________


THE TERMS AND CONDITIONS
HEREOF ARE HEREBY ACKNOWLEDGED
AND ACCEPTED:


TARGET CAPITAL CORPORATION



By:____________________________
Title:_________________________




                                                                 Schedule I



                          LIST OF ACCOUNTS

                  DEEMED INCORPORATED BY REFERENCE